Faegre Drinker Biddle & Reath LLP

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EXHIBIT 5.2

May 30, 2024

FGI Industries Ltd.

906 Murray Road

East Hanover, NJ 07869

Ladies and Gentlemen:

We have acted as special United States counsel for FGI Industries Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company having an aggregate initial offering price of up to $25,000,000: (i) ordinary shares, $0.0001 par value per share (“Ordinary Shares”); (ii) preferred shares, having a par value as determined by the Company’s Board of Directors (“Preferred Shares”), in one or more classes or series; (iii) one or more series of senior debt securities (“Senior Debt Securities”); (iv) one or more series of subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase Ordinary Shares, Preferred Shares or Debt Securities (collectively, “Warrants”); (vi) units, consisting of Ordinary Shares, Preferred Shares, Debt Securities, Share Purchase Contracts (as defined below), Warrants or Rights (as defined below) in any combination (the “Units”); (vii) purchase contracts for the purchase of Ordinary Shares or other securities (the “Share Purchase Contracts”), and (viii) rights to purchase Ordinary Shares (“Rights”); and (b) the resale from time to time by the selling stockholder named therein of up to 6,816,250 ordinary shares (collectively, the “Selling Stockholder Securities”). The Ordinary Shares , Preferred Shares, Debt Securities, Warrants, Units, Share Purchase Contracts and Rights are collectively referred to herein as the “Securities.”

The Securities may be offered separately or together with other Securities, in one or more series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Senior Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4.2 to the Registration Statement, with appropriate insertions (the “Senior Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Senior Trustee”). The Subordinated Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4.3 to the Registration Statement, with appropriate insertions (the “Subordinated Indenture”), to be entered into by

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the Company and a trustee to be named by the Company (the “Subordinated Trustee”). The Warrants are to be issued under warrant agreements (including a form of certificate evidencing the Warrants) in a form to be filed and incorporated into the Registration Statement (the “Warrant Agreements”). The Rights are to be issued under rights agreements in a form to be filed and incorporated into the Registration Statement (the “Rights Agreements”). The Units are to be issued under unit agreements in a form to be filed and incorporated into the Registration Statement (the “Unit Agreements”). The Senior Indenture, any supplements thereto, the Subordinated Indenture, any supplements thereto, each Unit Agreement, each Rights Agreement, each Share Purchase Contract and each Warrant Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors of the Company (the “Board of Directors”), or a committee thereof or officers of the Company to whom such authority has been properly delegated by the Board of Directors, will be required to, before such Securities are issued under the Registration Statement, duly authorize the issuance.

We have examined or are otherwise familiar with the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) the Registration Statement, the form of Senior Indenture, the form of Subordinated Indenture and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on and subject to the foregoing, we are of the opinion that:

1.	When the Senior Indenture and any supplemental indenture to be entered into in connection with the issuance of any Senior Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company, the specific terms of a particular series of Senior Debt Securities have been duly authorized and established in accordance with the Senior Indenture, and such Senior Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Senior Debt Securities will constitute valid and binding obligations of the Company;

2.	When the Subordinated Indenture and any supplemental indenture to be entered into in connection with the issuance of any Subordinated Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company, the specific terms of a particular series of Subordinated Debt Securities have been duly authorized and established in accordance with the Subordinated Indenture, and such Subordinated Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Subordinated Indenture and the applicable underwriting or other agreement against payment therefor, such Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms;

3.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the warrant agent and the Company, the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement, and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms;

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4.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the unit agent and the Company, the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement, and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms;

5.	When the Rights Agreement to be entered into in connection with the issuance of any Rights has been duly authorized, executed and delivered by the rights agent and the Company, the specific terms of the Rights have been duly authorized and established in accordance with the Rights Agreement, and such Rights have been duly authorized, executed, issued and delivered in accordance with the Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms;

6.	When the Share Purchase Contract to be entered into has been duly authorized, executed and delivered by the Company, the specific terms of a particular issue of Share Purchase Contracts been duly authorized and established and such Share Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Share Purchase Contract and the applicable underwriting or other agreement against payment therefor, such Share Purchase Contract will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

The foregoing opinions are subject to the limitation that the validity, binding effect or enforceability of the provisions of any agreement or instrument is limited by (a) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, voidable transaction, receivership and other laws of general application affecting the enforcement of creditors’ rights, (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding at law or in equity, (c) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company is, and shall remain, validly existing as a corporation in good standing (to the extent such concept exists) under the laws of the Cayman Islands, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), there will not have occurred any change in the law or in the Articles affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or Governing Documents, and no relevant Corporate Proceedings will have been modified or rescinded, (d) none of the particular terms of any Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor the compliance by the Company with the terms of such Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the

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Corporate Proceedings related thereto, (g) the Company shall have received legally sufficient consideration for all Securities, (h) each party to any Securities or Governing Documents (other than the Company) will have duly authorized, executed and delivered such agreements or instruments and complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (i) the Senior Indenture and the Subordinated Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (j) the terms of the Securities will be established in conformity with the applicable Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the Governing Documents, (k) a prospectus supplement and any other offering material describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (l) any Securities issued upon conversion, exchange or exercise of any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, (m) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, (n) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities will be obtained, and (o) (p) the Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon certifications, documents and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed, (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, (f) that New York law has or will be chosen to govern the Senior Indenture, the Subordinated Indenture, each Rights Agreement, each Unit Agreement, each Share Purchase Contract and each Warrant Agreement, and all Securities issued thereunder and/or certificates evidencing such Securities.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement

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to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced, including statutes of limitation and statutes of repose.

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

Our opinions set forth herein are limited to the laws of the State of New York, and we express no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:   /s/ Jonathan R. Zimmerman

Jonathan R. Zimmerman, Partner